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                                                                  Exhibit (a)(2)
                                                                  --------------

                               ANSWERTHINK, INC.

                             LETTER OF TRANSMITTAL

                           Offer to Exchange Options

             Pursuant to the Offer to Exchange Dated June 27, 2001

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                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
        5:00 P.M., EASTERN DAYLIGHT TIME, ON WEDNESDAY, AUGUST 8, 2001,
                         UNLESS THE OFFER IS EXTENDED.
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To:  Answerthink, Inc.
     Human Resources
     Attn: Robert Greene
     817 W. Peachtree Street
     Suite 800
     Atlanta, Georgia 30308
     Telephone: (404) 682-2263


  Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

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 Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 27, 2001 and this Letter of Transmittal, I hereby tender the follow options (to validly tender such options, you must complete the following table according to instructions 2 and 3 on page 4 of this Letter of Transmittal):
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      Grant Date of                                        Total Number of
        Option/1/          Exercise Price of Option      Unexercised Options
               -
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________________
/1/  List each option grant on a separate line even if more than one option
-
     grant was issued on the same grant date.


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To Answerthink, Inc.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 27, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Answerthink, Inc., a Florida corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") specified in the table on page 1 of this Letter (the "Options") in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to 662/3% of the number of Option Shares subject to the Options that I tender hereby. All New Options will be subject to the terms of the Answerthink, Inc. 1998 Stock Option and Incentive Plan (the "Answerthink Option Plan") and to a new option agreement between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

     I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer. I also understand that the Company will not issue any New Options exercisable for fractional shares, and, instead, will round up to the nearest whole number.

     I acknowledge that the New Options that I will receive (1) will not be granted until on or about the first day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after
the grant of the New Options.   I also acknowledge that I must be an employee or
a member of the board of directors of the Company from the date I tender Options through the date the New Options are granted, other than if my term of office as a director expires, and otherwise be eligible under the Answerthink Option Plan on the date the New Options are granted in order to receive New Options. I further acknowledge that, if I do not remain such an employee or member of the board of directors, other than if my term of office as a director expires, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.

     The name of the registered holder of the Options tendered hereby appears below exactly as it appears on the option agreement or agreements representing such Options. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price and the total number of Option Shares subject to the Option I am tendering. I understand that I may tender (i) all or any of my nonqualified options outstanding under the Answerthink Option Plan, the Think New Ideas, Inc. Amended and Restated 1997 Option Plan and the Think New Ideas, Inc. Amended and Restated 1998 Option Plan and (ii) all or any of my outstanding incentive stock options that have an exercise price of $10.00 per share or more outstanding under the Answerthink Option Plan, the Think New Ideas, Inc. Amended and Restated 1997 Option Plan and the Think New Ideas, Inc. Amended and Restated 1998 Option Plan and that I am not required to tender any of such options in the Offer. However, I also understand that if I choose to participate in the offer, I must tender all options that I received during the six months immediately prior to the "Expiration Date" of the offer, as defined below, currently expected to be August 8, 2001, if

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

those grants were made subsequent to and have an exercise price lower than the exercise price of the options that I wish to replace. I also understand that the Company will not accept partial tenders of unexercised options of an individual option grant. I also understand that all of such Options properly tendered prior to the "Expiration Date" and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Eastern Daylight time, on August 8, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

     I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     The Offer is not being made to (nor will tenders of Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

     I have received the documents regarding the Offer and agree to all of the terms and conditions of the Offer.

                            HOLDER PLEASE SIGN HERE
                          (See Instructions 1 and 4)

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

============================================================
                     SIGNATURE OF OWNER

 X________________________________________________________
      (Signature of Holder or Authorized Signatory)

 Date:___________ ____, 2001

 Name:____________________________________________________
                         (Please Print)

 Capacity (if signing as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity):

 _________________________________________________________

 Address:_________________________________________________
                     (Please include ZIP code)

 Telephone No. (with area code):

 _________________________________________________________

 Tax ID/ Social Security No.:_____________________________

============================================================

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                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.  Delivery of Letter of Transmittal. A properly completed and duly
         ---------------------------------
executed original of this Letter must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

     The method by which you deliver your properly completed and duly executed Letter of Transmittal is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your Letter by mail, the Company recommends that you use registered mail with return receipt requested and that you properly insure the document. In all cases, you should allow sufficient time to ensure timely delivery.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options for exchange before 12:00 midnight, Eastern Daylight time, on August 22, 2001, you may withdraw your tendered options at any time after August 22, 2001. To withdraw tendered Options, you must deliver a written notice of withdrawal with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2.  Inadequate Space.  If the space provided herein is inadequate, the
         ----------------
information requested by the first table in this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3.  Tenders.  If you intend to tender options pursuant to the Offer, you
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must complete the table on page 1 of this Letter by providing the following information for each Option that you intend to tender: grant date, exercise price and total number of unexercised options subject to the Option that you are tendering. You must tender the entire unexercised portion of an option grant. The Company will not accept partial tenders of the unexercised portion of an individual option grant. If you choose to participate in the offer, you must also tender all options that you received during the six months immediately prior to the expiration date of the offer, currently expected to be August 8, 2001, if those grants were made subsequent to and have an exercise price lower than the exercise price of the options that you wish to replace.

     4.  Signatures on Letter of Transmittal.  If this Letter is signed by the
         -----------------------------------
holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5.  Requests for Assistance or Additional Copies.  Any questions or
         --------------------------------------------
requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to Answerthink, Inc., Human Resources, Attn: Robert Greene, 817 W. Peachtree Street, Suite 800, Atlanta, Georgia 30308 (telephone: (404) 682-2263). Copies will be furnished promptly at the Company's expense.

     6.  Irregularities. All questions as to the number of Option Shares subject
         --------------
to Options to be accepted for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless

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

waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     7.  Important Tax Information.  You should refer to Section 13 of the Offer
         -------------------------
to Exchange, which contains important tax information.

  Important: This Letter of Transmittal must be received by the Company on or prior to the Expiration Date.


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